Exhibit 1.1

CRH AMERICA, INC. DEBT SECURITIES

GUARANTEED BY CRH PLC

UNDERWRITING AGREEMENT STANDARD PROVISIONS

(2010 Edition)

From time to time, CRH America, Inc., a corporation organized under the laws of the State of Delaware (the “Company”) and CRH plc, a public limited company incorporated under the laws of Ireland (by itself or with any persons including successor persons, who subsequently become guarantors under the Indenture until and to the extent such person is released from such obligations as a guarantor in accordance with the applicable terms of the Indenture, the “Guarantor”) propose to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto which incorporate by reference these standard provisions (the “Underwriting Agreement Standard Provisions”), and, subject to the terms and conditions stated herein and therein, the Company proposes to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its Shelf Securities (as defined below) specified in Schedule II to the Pricing Agreement (the Shelf Securities associated with a Pricing Agreement, the “Designated Securities”), which are to have endorsed thereon the Guarantees (as defined below) of the Guarantor, such Shelf Securities to be issued under the Indenture. As used herein the Shelf Securities and the Designated Securities include the Guarantees appertaining thereto. The Shelf Securities shall be fully and unconditionally guaranteed as to the payment of principal, premium, if any, and interest (the “Guarantees”) by the Guarantor.

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement related thereto and in or pursuant to the indenture (the “Indenture”) identified in such Pricing Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an “automatic shelf registration statement”, as defined under Rule 405 under the Securities Act, on Form F-3, the file number of which is No. 333-            , relating to certain debt securities (the “Shelf Securities”) to be issued from time to time by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Designated Securities (the “Prospectus Supplement”). The various parts of such automatic shelf registration statement, including all exhibits thereto but excluding the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee and including any Prospectus Supplement relating to the Designated Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively referred to as the “Registration Statement”. The related prospectus covering the Shelf Securities in the form first used to confirm sales of the Designated Securities is hereinafter referred to as the “Basic Prospectus”. The Basic Prospectus as supplemented by the Prospectus Supplements including the Prospectus Supplement in the form first used to confirm sales of the Designated Securities is hereinafter referred to as the “Prospectus”. The Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time, is hereinafter called the “Pricing Prospectus.” The Applicable Time is the time specified as such in the applicable Pricing Agreement. Any reference in these Underwriting Agreement Standard Provisions to the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any preliminary form of Prospectus (a “preliminary prospectus”) previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder

(collectively, the “Exchange Act”) on or before the date of the Pricing Agreement or the date of the Basic Prospectus, the Pricing Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of the Pricing Agreement, or the date of the Basic Prospectus, the Pricing Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

Each of the Company and the Guarantor hereby jointly and severally agrees with the Underwriters as follows:

1. Particular sales of Designated Securities may be made from time to time by the Company to the Underwriters, for whom the firms designated as representatives of the Underwriters of such Designated Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters that act without any firm being designated as their representatives. These Underwriting Agreement Standard Provisions shall not be construed as an obligation of the Company to sell any of the Shelf Securities or as an obligation of any of the Underwriters to purchase any of the Shelf Securities except as set forth in a Pricing Agreement, it being understood that the obligation of the Company to issue and sell any of the Shelf Securities and the obligation of any of the Underwriters to purchase any of the Shelf Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture, the Registration Statement and the Prospectus) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of Underwriters under each Pricing Agreement shall be several and not joint.

2. The Company understands that, upon the execution of the Pricing Agreement with respect to any Designated Securities, the several Underwriters intend (i) to make a public offering of their respective portions of the Designated Securities and (ii) initially to offer the Designated Securities upon the terms set forth in the Prospectus.

3. Payment for the Designated Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives, no later than noon the Business Day (as defined below) prior to the Time of Delivery (as defined below), on the date and at the time and place set forth in the Pricing Agreement (or at such other time and place on the same or such other date, not later than the fifth Business Day (as defined below) thereafter, as you and the Company may agree in writing). As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City. The time and date of such payment and delivery with respect to the Designated Securities are referred to herein as the “Time of Delivery”.

4. Payment for the Designated Securities shall be made against delivery to the nominee of the depository specified in the Pricing Agreement for the respective accounts of the several Underwriters of the Designated Securities of one or more global notes (with respect to each issuance of Designated Securities, each, a “Global Note”) representing such Designated Securities, with any transfer taxes payable in connection with the transfer to the Underwriters of the Designated Securities duly paid by the Company; provided that the Guarantor shall pay such taxes in the event the Company does not. The applicable Global Notes will be made available for inspection by the Representatives at the office of the trustee named in Schedule II (the “Trustee”) not later than 1:00 P.M., New York City time, on the Business Day prior to the Time of Delivery.

5. Each of the Company and the Guarantor jointly and severally represents and warrants to each Underwriter that:

(a) the Registration Statement relating to the Designated Securities to be issued severally from time to time by the Company has been filed by the Company and the Guarantor with the Commission not earlier than three years prior to the date of the applicable Prospectus Supplement; such Registration Statement and any post-effective amendment thereto became effective on filing; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of either the Company or the Guarantor, threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or the Guarantor, and the Registration Statement and Prospectus (as amended or supplemented if the Company or the Guarantor shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects, with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus, as amended or supplemented at the Time of Delivery, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

(b) no order preventing or suspending the use of any preliminary prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Designated Securities (an “Issuer Free Writing Prospectus”) has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder;

(c) the Pricing Prospectus, as supplemented by any final term sheet prepared and filed pursuant to paragraph 4(b) hereof (collectively, the “Pricing Disclosure Package”), as of the Applicable Time (as specified in the applicable Pricing Agreement), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III to the applicable Pricing Agreement (if any) does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph 4(c) do not apply to statements or omissions in the Pricing Disclosure Package or in an Issuer Free Writing Prospectus based upon information concerning any Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through you expressly for use therein;

(d) at the time of the filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and at the time the Company or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Designated Securities in reliance on the exemption provided for in Rule 163 under the Securities Act, the Company and the Guarantor were each “well-known seasoned issuers” as defined in Rule 405 under the Securities Act;

(e) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Designated Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act;

(f) the documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto relating to the Designated Securities, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g) the financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the consolidated financial position of the Guarantor and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with international financial reporting standards as adopted by the European Union applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and, if applicable, the pro forma financial information, and the related notes thereto, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable and is based upon good faith estimates and assumptions believed by the Company and the Guarantor to be reasonable;

(h) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the financial condition, business, operations, or results of operations of the Guarantor and its subsidiaries, taken as a whole otherwise than as set forth or contemplated in the Pricing Prospectus; and except as set forth or contemplated in the Pricing Prospectus neither the Guarantor nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Guarantor and its subsidiaries taken as a whole;

(i) each of the Company and the Guarantor has been duly incorporated and is validly existing (and in the case of the Company, is a corporation in good standing) under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus;

(j) each of the Guarantor’s Significant Subsidiaries (as that term is defined in Regulation S-X under the Securities Act) has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus; and all the outstanding shares of capital stock of each Significant Subsidiary of the Guarantor have been duly authorized and validly issued, are fully-paid and non-assessable, and (except in the case of non-United States subsidiaries, for directors’ qualifying shares and except as described in the Pricing Prospectus are owned, as the case may be, by the Guarantor, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

(k) the applicable Pricing Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor;

(l) the Shelf Securities have been duly authorized, and, when issued and delivered pursuant to a Pricing Agreement, the Designated Securities will have been duly executed, authenticated, issued and delivered by the Company and will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and duly authorized, executed and delivered by the Guarantor and assuming due authorization, execution and delivery by the Trustee, is a valid and legally binding instrument and enforceable against the Company and the Guarantor in accordance with its terms, subject to bankruptcy, examinership, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(m) the Guarantees have been duly authorized by the Guarantor and, when executed, issued and delivered by the Guarantor as contemplated hereby and by the Pricing Agreement with respect to the Designated Securities and the Indenture, will constitute the valid and binding obligations of the Guarantor enforceable in accordance with their terms, subject to bankruptcy, examinership, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles;

(n) the issue and sale of the Designated Securities, the execution and delivery by the Company or the Guarantor, as the case may be, of, and the performance by the Company and the Guarantor of all their obligations under, the Indenture, the Pricing Agreement, the Designated Securities and Guarantees will not (x) contravene the provisions of the Memorandum and Articles of Association or similar constituent document of the Company, the Guarantor or any Significant Subsidiary (y) contravene any applicable laws of Ireland or the United States, including any state thereof or the District of Columbia having jurisdiction over the Company, the Guarantor or any Significant Subsidiary except for such contraventions as would not individually or in the aggregate have a material adverse effect on the business, financial condition or results of operations of the Guarantor and its subsidiaries taken as a whole (z) conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a material default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Guarantor or any Significant Subsidiary is a party or by which the Company, the Guarantor or any Significant Subsidiary is bound except for such agreements the contravention of which would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Guarantor and its subsidiaries taken as a whole; and no consent, approval, authorization; order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Designated Securities or the consummation by the Company or the Guarantor of the transactions contemplated by the Pricing Agreement, or the Indenture, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Designated Securities by the Underwriters;

(o) other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings to which the Guarantor or any of its subsidiaries is a party or of which any property of the Guarantor or any of its subsidiaries is the subject which individually or in the aggregate is likely to have a material adverse effect on the consolidated financial position or results of operations of the Guarantor and its subsidiaries taken as a whole;

(p) Ernst & Young are independent public accountants with respect to the Company and its subsidiaries, as required by the Securities Act;

(q) the offering and sale of the Designated Securities will not subject the Company or the Guarantor to registration under, or result in a violation of, the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(r) each of the Guarantor and its Significant Subsidiaries owns, possesses or has obtained all licenses, permits, concessions, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all United States, Irish and other federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, whether in the United States, Ireland or elsewhere, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof except such ownership, possession, obtention and making of declarations and filings which individually or in the aggregate do not have, or could not reasonably be expected to have, a material adverse effect on the general affairs, business, prospects, management, financial position, earnings, stockholders’ equity or results of operations of the Guarantor and its subsidiaries taken as a whole, and neither the Guarantor nor any of its Significant Subsidiaries has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Pricing Prospectus; and each of the Guarantor and its Significant Subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof;

(s) to the knowledge of the Guarantor after due inquiry, the Guarantor and its subsidiaries (i) are in compliance with any and all applicable United States, Irish and other federal, state and local laws and regulations relating to the protection of human health and safety, the environment, geographic and topographic integrity or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Guarantor and its subsidiaries taken as a whole;

(t) no consent, approval, authorization, order, license, registration or qualification of any governmental authority or body having jurisdiction over the Company, the Guarantor, or over their respective subsidiaries is required to effect payments of principal, premium, if any, and interest on the Designated Securities;

(u) all interest on the Designated Securities may, under the current law and regulations applicable in the United States and in Ireland be paid in United States dollars or in a currency which may be converted into United States dollars and that may be freely transferred, in the case of interest paid in Ireland, out of Ireland; except as described in the Pricing Prospectus, such interest will not be subject to withholding or other taxes under the laws applicable in Ireland and is otherwise free of any other tax or deduction in Ireland without the necessity of obtaining any consent, approval, authorization, order, license, registration or qualification of any governmental authority or body having jurisdiction over the Company or the Guarantor; and

(v) no ad valorem stamp duty, stamp duty reserve tax or issue, documentary, certification or other similar tax imposed by any government department or other taxing authority of or in Ireland is payable in connection with the issue, sale or delivery of the Designated Securities to the Underwriters, the sale and delivery of the Designated Securities outside Ireland by the Underwriters to third parties or the execution and delivery of any of the Indenture and the applicable Pricing Agreement.

6. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the Underwriters represents and warrants that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Designated Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Designated Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Designated Securities to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than £50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Designated Securities to the public” in relation to any Designated Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Designated Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Designated Securities as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

7. Each of the Underwriters represents and warrants that:

(a) it will not underwrite the issue of, or place the Designated Securities, otherwise than in conformity with the provisions of the European Communities (Markets in Financial Instruments) Regulation 2007 (Nos. 1 to 3), including, without limitation, Regulations 7 and 152 thereof and any codes of conduct used in connection therewith and the provisions of the Investor Compensation Act 1998;

(b) it will not underwrite the issue of, or place, the Designated Securities, otherwise than in conformity with the provisions of the Central Bank Acts 1942 - 1998 (as amended) and any codes of conduct rules made under Section 117(1) of the Central Bank Act 1989; and

(c) it will not underwrite the issue of, place or otherwise act in Ireland with respect to the Designated Securities, otherwise than in conformity with the provisions of the Market Abuse (Directive 2003/6/EC) Regulations 2005 and any rules issued under Section 34 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 by the Irish Financial Services Regulatory Authority.”

8. Each of the Company and the Guarantor jointly and severally covenants and agrees with each of the several Underwriters as follows:

(a) to file the Prospectus and the applicable Prospectus Supplement in a form reasonably approved by you pursuant to Rule 424 under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of determination of the offering price of the Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b);

(b) to furnish to each Representative and counsel for the Underwriters, at the expense of the Company and the Guarantor, a signed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph 5(e) below, to furnish each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as you may reasonably request;

(c) from the date hereof and prior to the Time of Delivery with respect to any Designated Securities, to furnish to you a copy of any proposed amendment or supplement to the Registration Statement or the Prospectus, for your review, and not to file any such proposed amendment or supplement to which you reasonably object;

(d) to file promptly all reports and information statements required to be filed by the Company or by the Guarantor, as the case may be, with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Designated Securities, and during such same period, to advise you promptly (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any material amendment to the Registration Statement or any material amendment or supplement to the Prospectus or for any material additional information, (iii) of the issuance by the Commission of any stop order or a notice of objection pursuant to Rule 401(g)(2) under the Securities Act suspending the effectiveness or preventing the use of the Registration Statement, or any part thereof, the Prospectus or any Issuer Free Writing Prospectus, or the initiation or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company or the Guarantor of any notification with respect to any suspension of the qualification of the Designated Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

(e) if, during such period after the first date of the public offering of the Designated Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Designated Securities is required by applicable United States law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable United States law, forthwith to prepare and furnish, at the expense of the Company, and if the Company fails to pay, at the expense of the Guarantor, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company and the Guarantor) to which Designated Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable United States law; provided, however, that in case any Underwriter or dealer is required to deliver a Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) under the Securities Act in connection with the offer or sale of Designated Securities at any time after nine months following the Time of Delivery with respect to such Designated Securities, the cost of such preparation and of furnishing such amended or supplemented Prospectus shall be borne by such Underwriter or dealer;

(f) to pay the required Commission filing fees relating to the Designated Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(g) if required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form to which you do not reasonably object and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by such Rule and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(h) if by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement any of the Designated Securities remain unsold by the Underwriters, to file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Designated Securities in a form satisfactory to you. If at the Renewal Deadline the Company or the Guarantor is no longer eligible to file an automatic shelf registration statement, it will, if it has not already done so, file a new shelf registration statement relating to the Designated Securities in a form satisfactory to you and will use reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline, and it will take all other action necessary to permit the public offering and sale of the Designated Securities to continue as contemplated in the expired registration statement relating to the

Designated Securities. References to the Registration Statement in these Underwriting Agreement Standard Provisions and the Pricing Agreement shall include any such new automatic shelf registration statement or any such new shelf registration statement, as the case may be;

(i) if applicable, to endeavor to qualify the Designated Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Designated Securities; provided that neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(j) to make generally available to the Guarantor’s security holders as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) which shall satisfy the provisions of Section 11(a) of the Securities Act;

(k) during the period beginning on the date of each Pricing Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Designated Securities as notified to the Company and the Guarantor by you and (ii) the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company or the Guarantor which mature more than one year after the Time of Delivery, which are denominated in United States dollars, euros or pounds sterling and which are substantially similar to the Designated Securities, including the filing (or participation in filing) of a registration statement with the Commission in respect of any such debt securities (other than the Designated Securities), or publicly announcing an intention to effect any such transaction, without the prior written consent of the Representatives, which consent will not be unreasonably withheld; and

(l) whether or not the transactions contemplated in the applicable Pricing Agreement are consummated or the applicable Pricing Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, or thereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Designated Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus, the Pricing Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Designated Securities under the laws of any state of the United States and such other jurisdiction as agreed by the Representatives and the Company (including reasonable fees of counsel for the Underwriters and their disbursements relating to such registration or qualification), (iv) in connection with the listing of the Designated Securities on any stock exchange, (v) in connection with the printing (including reasonable word processing and duplication costs) and delivery of the Pricing Agreement relating to the Designated Securities, the Indenture, the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to Underwriters and dealers of copies of the Registration Statement, the Prospectus and any preliminary prospectus, including mailing and shipping, as herein provided, (vi) payable to rating agencies in connection with the rating of the Designated Securities, (vii) any expenses incurred by the Company in connection with a “road show” presentation to potential investors and (viii) the cost and charges of any transfer agent.

9.(a) The Company agrees, if requested by the Underwriters prior to the Applicable Time, to prepare a final term sheet containing solely a description of the Designated Securities, in a form approved by the Underwriters, and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule;

(b) each Underwriter represents that other than any free writing prospectus (i) which is in the form of a preliminary term sheet relating to the Designated Securities, and containing customary information or (ii) which contains only information that (A) describes the final terms of the Designated Securities or their offering and (B) is or will be included in the final term sheet described in paragraph 6(a) above, (it being understood that any such free writing prospectus referred to in (i) and (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement) it has not made and will not make any offer relating to the Designated Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act and would be required to be filed under Rule 433(d) under the Securities Act without the prior written consent of the Company and the Guarantor and that Schedule III to the applicable Pricing Agreement is a complete list of any free writing prospectus for which the Underwriters have received such consent;

(c) each of the Company and the Guarantor represents and agrees that, other than as required under paragraph (a) above, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives and that Schedule III to the applicable Pricing Agreement is a complete list of any free writing prospectus for which the Company or the Guarantor has received such consent;

(d) the Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(e) the Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company or the Guarantor will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; except that the representations and warranties set forth in this paragraph 6(e) do not apply to statements or omissions in an Issuer Free Writing Prospectus based upon information concerning any Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through the Representatives expressly for use therein.

10. The several obligations of the Underwriters hereunder shall be subject to the following conditions:

(a) the representations and warranties of each of the Company and the Guarantor contained herein are true and correct on and as of the Time of Delivery as if made on and as of the Time of Delivery and each of the Company and the Guarantor shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Time of Delivery;

(b) the Prospectus including any applicable Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; any final term sheet contemplated by paragraph 6(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness or preventing the use of the Registration Statement, or any part thereof, the Prospectus or any Issuer Free Writing Prospectus shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to your satisfaction;

(c) on or after the Applicable Time and prior to the Time of Delivery, there shall not have occurred written confirmation of (i) any downgrading, (ii) any intended or potential downgrading, (iii) any review for a possible change that does not indicate an improvement, or (iv) any “negative watch”, in the rating accorded any securities of the Company or the Guarantor or guaranteed by the Guarantor by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(d) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any material adverse change, or any development involving a material adverse change, in or affecting the financial condition, business or operations of the Guarantor and its subsidiaries, taken as a whole otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(e) the Representatives shall have received on and as of the Time of Delivery a certificate of each of an executive officer of the Company and the Guarantor, with specific knowledge, respectively, about the Company’s and Guarantor’s financial matters, satisfactory to you to the effect set forth in paragraphs 7(a), 7(b) and 7(c) (with respect to the accuracy of respective representations, warranties, agreements and conditions of the Company and the Guarantor herein at and as of the Time of Delivery) and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial condition, business, operations or results of operations of the Guarantor and its subsidiaries taken as a whole from that set forth or contemplated in the Registration Statement or of the Guarantor and its subsidiaries taken as a whole from that set forth or contemplated in the Registration Statement. The officers signing and delivering such certificates may certify to the best of their knowledge, but shall sign and deliver the certificates solely in their capacities as officers of the Company and the Guarantor, respectively, and not in their individual capacities;

(f) Sullivan & Cromwell LLP, United States counsel for the Company and the Guarantor, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, substantially to the effect that:

(i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

(ii) the applicable Pricing Agreement has been duly authorized, executed and delivered by the Company and, assuming the applicable Pricing Agreement has been duly authorized, executed and delivered by the Guarantor insofar as the laws of Ireland are concerned, it has been duly executed and delivered by the Guarantor;

(iii) the Designated Securities have been duly authorized, executed, authenticated, issued and delivered and the Indenture and the Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iv) assuming the Guarantees have been duly authorized, executed and delivered by the Guarantor insofar as the laws of Ireland are concerned, the Guarantees have been duly executed and delivered on behalf of the Guarantor and constitute valid and legally binding obligations of the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles;

(v) the Indenture has been duly authorized, executed and delivered by the Company and, assuming the Indenture has been duly authorized, executed and delivered by the Guarantor insofar as the laws of Ireland are concerned, the Indenture has been duly executed and delivered by the Guarantor; the Indenture has been duly qualified under the Trust Indenture Act of 1939 and assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding instrument of each of the Company and the Guarantor and is enforceable against each of them in accordance with their terms, subject to bankruptcy, examinership, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles;

(vi) the issuance of the Designated Securities in accordance with the Indenture and the sale of the Designated Securities by the Company to the Underwriters pursuant to the applicable Pricing Agreement do not, and the performance by the Company and the Guarantor of their respective obligations under the Indenture, the applicable Pricing Agreement, the Designated Securities and the Guarantees will not, violate the Company’s Certificate of Incorporation or By-Laws, or violate any Federal law of the United States, the law of the State of New York or the General Corporation Law of the State of Delaware applicable to the Company or the Guarantor; provided, however, that, with respect to this paragraph (vi), such counsel need express no opinion with respect to Federal or state securities laws, other antifraud laws and fraudulent transfer laws and laws that restrict transactions between United States persons and citizens or residents of certain foreign countries or specially designated nationals and organizations; provided, further, that insofar as performance by the Company and the Guarantor of their respective obligations under the Indenture, the applicable Pricing Agreement, the Designated Securities and the Guarantees is concerned, such counsel need express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights;

(vii) all regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company or by the Guarantor, as the case may be, under the federal laws of the United States, the laws of the State of New York or the General Corporation Law of the State of Delaware, as the case may be, for the issuance by the Guarantor of the Guarantees and the issuance, sale and delivery of the Designated Securities by the Company to the Underwriters have been obtained or made;

(viii) each part of the Registration Statement, when such part became effective, and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company and the Guarantor prior to the Time of Delivery for the Designated Securities appeared on their face to be appropriately responsive, in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder; nothing has come to their attention in the course of their review that has caused them to believe that, insofar as relevant to the offering of the Designated Securities, any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Pricing Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company or the Guarantor prior to the Time of Delivery, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and that nothing that has come to the attention of such counsel in the course of certain procedures between the date of the most recent Prospectus Supplement and the time of delivery of such letter has caused them to believe that the Prospectus or any amendment or supplement thereto, as of the date and time of delivery of such letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such opinion may state (1) that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus as amended or supplemented or the Pricing Disclosure Package except for those made under the captions “Description of the Debt Securities and Guarantees We and CRH plc May Offer” and “Material U.S. Federal and Irish Tax Consequences-United States Taxation”, and “Plan of Distribution” in the Registration Statement and in the Prospectus under “Description of Notes” and “Underwriting” insofar as they relate to the provisions of the Designated Securities and the Guarantees and Indenture under which they are being issued, or to provisions of U.S. federal tax law, therein described, and (2) that they do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement, the Prospectus as amended or supplemented, or the Pricing Disclosure Package, or as to the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditor’s attestation report thereon, each as included in the Registration Statement, the Prospectus or the Pricing Disclosure Package, or as to the Statement of the Eligibility and Qualification of the Trustee under the Indenture under which the Designated Securities are being issued, or as to any statement opined by Arthur Cox with respect to Irish law;

(ix) the offering and sale of the Designated Securities and the application of the proceeds thereof as described in the Prospectus will not subject the Company or the Guarantor to registration under, or result in a violation of, the Investment Company Act; and

(x) assuming validity of such actions under Irish law where applicable, under the laws of the State of New York relating to the submission to jurisdiction, the Guarantor has, pursuant to Section 16 of these Underwriting Agreement Standard Provisions and Section 115 of the Indenture, validly and irrevocably submitted to the personal jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, New York in any action arising out of or relating to these Underwriting Agreement Standard Provisions and any Pricing Agreement or out of the transactions contemplated hereby and thereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court and has validly and irrevocably appointed CT Corporation as authorized agent for the purpose described in Section 16 of these Underwriting Agreement Standard Provisions and Section 115 of the Indenture; and service of process effected on such agent in the manner set forth in Section 16 of these Underwriting Agreement Standard rob is ions or Section 115 of the Indenture will be effective to confer valid personal jurisdiction over the Guarantor.

In rendering such opinion, such counsel may state that their opinion is limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware and such counsel may (i) rely, without independent investigation, as to matters of Irish law, upon the opinions of Arthur Cox, Irish legal advisors to the Guarantor, rendered pursuant to paragraphs 7(g) and 7(h) of this Section 7, respectively; and (ii) assume that any document referred to in their opinion and executed by the Guarantor has been duly authorized, executed and delivered pursuant to Irish law.

Such counsel may also state that, with your approval, they have relied as to certain matters upon certificates of the Company and the Guarantor and each of the Company’s and Guarantor’s officers and employees and upon information obtained from other sources believed by them to responsible, and that they have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Designated Securities conform to the specimens thereof examined by them, that the Trustee’s certificates of authentication of the Designated Securities have been manually signed by one of the Trustee’s duly authorized officers and that the signatures on all documents examined by them are genuine, assumptions which they have not independently verified.

(g) Arthur Cox, Irish legal advisors for the Company and the Guarantor, shall have furnished to you their written opinion, dated the Time of Delivery for such Designated Securities and in the agreed form, substantially to the effect that:

(i) the Guarantor is a public limited company and is duly incorporated and validly existing under the laws of Ireland and as such is required as a matter of Irish Company law to maintain its registered office in Ireland. The Guarantor has the ability to sue and be sued in its name and has full power and authority (corporate and other) to own its properties as described in the Registration Statement and the Pricing Prospectus.

(ii) the Guarantor has (in respect of the Pricing Agreement and the Guarantees) and had (in respect of the Indenture) all necessary corporate power and authority, under its Memorandum and Articles of Association, to execute and deliver any and all of the Transaction Documents to which it is a party and to perform its obligations thereunder in accordance with the terms of such Transaction Documents.

(iii) all necessary corporate action required on the part of the Guarantor to authorise the execution and delivery of the Transaction Documents and the performance by the Guarantor of its obligations under the Transaction Documents has been duly taken. The Transaction Documents have been duly executed by the Guarantor.

(iv) the entry and the performance of its obligations under the Transaction Documents does not and will not violate any existing law or regulation of Ireland or any order or regulations of any Irish governmental agency binding on the Guarantor or the Memorandum and Articles of Association of the Guarantor.

(v) on the date hereof, the Guarantor has the power to grant the guarantees purported to be granted pursuant to the Transaction Documents and no limitation on its guaranteeing powers (imposed by its Memorandum and Articles of Association or by any law, statute or regulation) will be exceeded as a result of granting the guarantees under the Transaction Documents.

(vi) no consent, authorisation, licence or approval from any Irish Governmental or public body or public authority and no registration, filing or recording of any of the Transaction Documents or any instrument relating thereto in any Irish public office, governmental authority or regulatory body is necessary under the laws of Ireland to ensure the validity and enforceability of the Transaction Documents against the Guarantor.

(vii) the Guarantor does not have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Ireland.

(viii) based solely upon customary searches carried out on our behalf, the Guarantor has not taken any corporate action nor have legal proceedings been started against the Guarantor for its winding up, dissolution, court protection or reorganisation or for the appointment of a receiver, examiner, trustee or similar officer of it or of any or all of its assets or revenues as at the date of this Opinion.

(ix) it is not necessary that the holder of any Debt Securities be licensed, qualified or otherwise entitled to carry on business in Ireland to enable it to execute and perform its obligations under the Transaction Documents.

(x) the statements in the Registration Statement under the caption “Material U.S. Federal and Irish Tax Considerations – Irish Taxation”, fairly summarises, in all material respects, the Irish tax law and Irish Revenue Commissioners’ practice applicable to owning the debt securities.

(xi) with regard to Irish tax resident and US tax resident holders, except as described in the Registration Statement but subject to the limitations set out therein, interest on the Debt Securities will not be subject to withholding or other taxes under the laws applicable in Ireland and is otherwise free of any other tax or deduction in Ireland without the necessity of obtaining any consent, approval, authorization, order, license, registration or qualification of any Irish governmental authority or Irish body having jurisdiction over the Guarantor.

(xii) under the laws of Ireland, there are no registration, stamp or similar taxes or duties of any kind payable in Ireland in connection with the execution or performance by the Guarantor or enforcement by legal proceedings against the Guarantor of the obligations of the Guarantor under each of the Indenture, the Pricing Agreement or the Guarantees save for applicable court fees relating to legal proceedings for enforcement.

(xiii) in any proceedings taken in Ireland for the enforcement of the Transaction Documents, the choice of the laws of the State of New York as the governing law of the Transaction Documents (to the extent that they have been executed before 17 December 2009) will be recognised by the Irish courts pursuant to Article 3 of the Convention of Law Applicable to Contractual Obligations signed in Rome in June 1980 (the “Rome Convention”) as implemented in Ireland by the Contractual Obligations (Applicable Law)

Acts 1991 with respect to matters falling within the scope of the Rome Convention. The choice of law will not, where all the other elements relevant to the situation at the time of the choice are connected with one country only, prejudice the application of the laws of that country which cannot be derogated from by contract, (therein called mandatory rules). The Irish courts may refuse to enforce foreign penal laws, foreign revenue laws, foreign confiscatory laws, other public laws of a foreign state and foreign laws which are repugnant to Irish public policy. At the date hereof, we are not aware of any circumstances concerning the choice of laws of the State of New York in the Transaction Documents that would give rise to an Irish court holding that such choice violates Irish public policy.

(xiv) in any proceedings taken in Ireland for the enforcement of the Transaction Documents, the choice of New York law as the governing law of the Transaction Documents (to the extent that they have been executed on and after 17 December 2009) will be recognised and given effect to by the Irish courts pursuant to Article 3(1) of Regulation (EC) No. 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations (the “Rome I Regulation”) which came into force on 17 December 2009, with respect to matters falling within the scope of the Rome I Regulation with respect to matters falling within the scope of the Rome I Regulation. Articles 1(2) and (3) of the Rome I Regulation set out matters not governed by the Rome I Regulation. They include obligations under negotiable instruments, evidence and procedure, insurance matters and trusts. The choice of law will not, where all the other elements relevant to the situation at the time of the choice are located in a country other than whose law has been chosen, prejudice the application of the laws of that other country which cannot be derogated from by agreement. Article 9 provides that the Rome I Regulation will not restrict the application of overriding mandatory provisions of Irish law and that effect may be given to the overriding mandatory provisions of the law of the country where the obligations arising out of the contract have to be or have been performed, insofar as those overriding mandatory provisions render the performance of the contract unlawful. Overriding mandatory provisions are provisions the respect for which is regarded as crucial by a country for safeguarding its public interests, such as its political, social or economic organisation, to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to the contract under the Regulation. In considering whether to give effect to those overriding mandatory provisions, regard shall be had to their nature and purposes and to the consequence of their applicability or non-applicability. Furthermore, if all other elements relevant to the situation at the time of the choice are connected to one or more Member States, the parties choice of non-Member State law shall not prejudice the application of provisions of community law, where appropriate, as implemented in the forum, which cannot be derogated from by agreement. At the date hereof, we are not aware of any circumstances concerning the choice of the laws of New York in the Transaction Documents that would give rise to an Irish court holding that such choice violates Irish public policy.

(xv) the submission by the Guarantor in the Transaction Documents to the jurisdiction of the courts of the Borough of Manhattan, the City of New York in the State of New York is valid and binding upon it. The Courts of Ireland will enforce a judgment of the courts in the Borough of Manhattan, the City of New York in the State of New York if the following general requirements are met:

(a) the foreign court must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the submission to jurisdiction by the defendant would satisfy this rule); and

(b) the foreign judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it. A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. Where however, the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that, in the meantime, the judgment should not be actionable in Ireland. It remains to be determined whether final judgment given in default of appearance is final and conclusive.

However, the Irish courts may refuse to enforce a judgment of the courts of the Borough of Manhattan, the City of New York in the State of New York which meets the above requirements for one of the following reasons:

(a) the foreign judgment is not for a definite sum of money;

(b) the foreign judgment was obtained by fraud;

(c) the enforcement of the foreign judgment in Ireland would be contrary to natural or constitutional justice;

(d) the foreign judgment is contrary to Irish public policy or involves certain foreign laws which will not be enforced in Ireland; and

(e) jurisdiction cannot be obtained by the Irish courts over the judgment debtors in the enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Superior Courts Rules.

(xvi) we are not aware of any circumstances concerning the Transaction Documents that would give rise to a court holding that such transactions would violate Irish public policy.

(xvii) save for the equitable doctrine of unconscionable bargains where the Irish courts of equity have intervened by setting aside a transaction or amending a transaction to produce what the court considers a fairer transaction, there is no applicable usury or interest limitation law in Ireland which may restrict the recovery of payments from the Guarantor in accordance with the Guarantees. An “unconscionable bargain” is one where the contract is harsh in its terms and where one party is clearly in a stronger position or where a bargain is so improvident that no reasonable person would enter into it. We would draw your attention, however, to paragraph 15 of Schedule 2 as regards penalties.

(xviii) assuming the validity under New York law of service of process in the manner set forth in Section 19 of the Underwriting Agreement, service of process on CT Corporation will insofar as Irish law is concerned constitute proper service on the Guarantor.

(xix) since 1 January 1993, there are no applicable exchange control regulations in Ireland.

The opinion of Arthur Cox described above shall be rendered to the Underwriters at the request of the Company or the Guarantor and shall so state therein. Such opinion shall be given subject to the assumptions and reservations agreed between counsel for the Guarantor and Counsel for the Underwriters which include but are not limited to assumptions as to the authenticity of documents submitted as originals; the genuineness of all signatures and seals; the conformity to the originals of copy documentation; that the choice of law governing the Indenture, the Pricing Agreement and the Guarantees are valid and will not be set aside or changed in any manner by the courts of any applicable jurisdiction other than Ireland. The opinion of Arthur Cox sets out the current attitude of the Irish courts to such choice of law provisions.

(h) Arthur Cox, Irish legal advisors to the Company and the Guarantor, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) the statements in the Pricing Prospectus under the caption “Certain U.S. Federal and Irish Tax Considerations-Irish Taxation” insofar as such statements constitute a summary of the tax considerations, documents or proceedings referred to therein, fairly present the information called for with respect to such tax considerations, documents or proceedings; and

(ii) with regard to Irish tax resident and US tax resident holders, except as described in the Pricing Prospectus, interest on the Designated Securities will not be subject to withholding or other taxes under the laws applicable in Ireland and is otherwise free of any other tax or deduction in Ireland without the necessity of obtaining any consent, approval, authorization, order, license, registration or qualification of any Irish governmental authority or body having jurisdiction over the Guarantor.

The opinion of Arthur Cox described above shall be rendered to the Underwriters at the request of the Company or the Guarantor and shall so state therein.

(i) on the date of the Pricing Agreement for the associated Designated Securities and at the Time of Delivery for such Designated Securities, Ernst & Young shall have furnished to you letters, dated such date, in form and substance reasonably satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Prospectus and the Prospectus;

(j) you shall have received on and as of the Time of Delivery or such Designated Securities an opinion of counsel to the Underwriters, with respect to the validity of the Indenture, the Designated Securities and the Guarantees, the Registration Statement, the Pricing Prospectus, the Prospectus, the Pricing Disclosure Package and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(k) at the Time of Delivery for such Designated Securities, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request.

11. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Pricing Prospectus, the Prospectus (as amended or supplemented if the Company or the Guarantor shall have furnished any amendments or supplements thereto), any preliminary prospectus, any Issuer Free Writing Prospectus or any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through the Representatives expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to the preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) prior to the Applicable Time the Company or the Guarantor shall have notified such Underwriter that the preliminary prospectus contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact was corrected in an amended or supplemented preliminary prospectus or, where permitted by law, an Issuer Free Writing Prospectus (as defined in Rule 433 under the Act) and such corrected preliminary prospectus or Issuer Free Writing Prospectus was provided to such Underwriter at least 24 hours in advance of the Applicable Time so that such corrected preliminary prospectus or Issuer Free Writing Prospectus could have been conveyed to such person prior to the Applicable Time, (iii) such corrected preliminary prospectus or Issuer Free Writing Prospectus (excluding any document then incorporated or deemed incorporated therein by reference) was not conveyed to such person at or prior to the Applicable Time, and (iv) such loss, claim, damage or liability would not have occurred had the corrected preliminary prospectus or Issuer Free Writing Prospectus (excluding any document then incorporated or deemed incorporated therein by reference) been conveyed to such person as provided for in clause (iii) above.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor and their respective directors and officers who sign the Registration Statement and each person who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from, respectively, the Company and the Guarantor to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Basic Prospectus, the Pricing Prospectus, the Prospectus, any amendment or supplement thereto, any Issuer Free Writing Prospectus or any preliminary prospectus.

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, but the omission to notify the indemnifying party shall not relieve that indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection. In case any notice of any such action shall be given by any Indemnified Person, the Indemnifying Person shall be entitled to participate therein and, to the extent that the Indemnifying Person shall wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Securities and such control persons of Underwriters shall be designated in writing by the first of the named Representatives on Schedule I to the Pricing Agreement and any such separate firm for the Company, the Guarantor, directors, and officers who sign the Registration Statement and such control persons of the Company and the Guarantor or authorized representatives as shall be designated in writing by the Guarantor.

The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect the settlement or compromise or consent to the entry of any judgment of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

If the indemnification provided for in the first and second paragraphs of this Section 8 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities (or such proceedings in respect thereof) referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or such proceedings in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Designated Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Designated Securities (before deducting expenses) received by the Company and the Guarantor and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Designated Securities. The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor on the one hand or by the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities (or such proceedings in respect thereof) referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of the Designated Securities set forth opposite their names in Schedule I to the Pricing Agreement, and not joint.

The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law of in equity.

The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company and the Guarantor set forth in these Underwriting Agreement Standard Provisions shall remain operative and in full force and effect regardless of (i) any termination of the applicable Pricing Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, the Guarantor, their respective officers or directors or any other person controlling the Company or the Guarantor and (iii) acceptance of and payment for any of the Designated Securities.

12. Notwithstanding anything herein contained, the Pricing Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Company and the Guarantor if after the execution and delivery of the Pricing Agreement and prior to the Time of Delivery (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the Irish Stock Exchange, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange, or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company or the Guarantor shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State or Irish authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Designated Securities on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus.

13. If, at the Time of Delivery, any one or more of the Underwriters shall fail or refuse to purchase Designated Securities which it or they have agreed to purchase under the Pricing Agreement, and the aggregate principal amount of Designated Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Designated Securities, the other Underwriters shall be obligated severally in the proportions that the principal amount of Designated Securities set forth opposite their respective names in Schedule I to the Pricing Agreement bears to the aggregate principal amount of Designated Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Designated Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Designated Securities that any Underwriter has agreed to purchase pursuant to the Pricing Agreement be increased pursuant to this Section 10 by an amount in excess of one-tenth of such principal amount of Designated Securities without the written consent of such Underwriter. If, on the Time of Delivery, any Underwriter or Underwriters shall fail or refuse to purchase Designated Securities and the aggregate principal amount of Designated Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Designated Securities to be purchased, and arrangements satisfactory to you, the Company and the Guarantor for the purchase of such Designated Securities are not made within 36 hours after such default, the Pricing Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company and the Guarantor. In any such case either you, the Company or the Guarantor shall have the right to postpone the Time of Delivery, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under the Pricing Agreement.

14. If any Pricing Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of the Pricing Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under the Pricing Agreement or any condition of the Underwriters’ obligations cannot be fulfilled other than due to the termination of the Pricing Agreement by or through default of any Underwriters, the Company and the Guarantor jointly and severally agree to reimburse the Underwriters or such Underwriters as have so terminated the Pricing Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably and properly incurred by such Underwriters in connection with the Pricing Agreement or the offering of the Designated Securities.

15. Each Pricing Agreement shall inure to the benefit of and be binding upon the Company, the Guarantor, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Designated Securities, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in the Pricing Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of the Pricing Agreement or any provision herein or therein contained. No purchaser of Designated Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

16. Any action by the Underwriters hereunder may be taken by you jointly or by the first of the named Representatives set forth in Schedule I to the pricing Agreement alone on behalf of the Underwriters, and any such action taken by you jointly or by the first of the named Representatives set forth in Schedule I to the Pricing Agreement alone shall be binding upon the Underwriters. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company or the Guarantor shall be delivered or sent by mail, telex or facsimile transmission to its address set forth in the Registration Statement, Attention: Company Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8 hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company and the Guarantor by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

17. Each Pricing Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

18. The Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

19. The Guarantor irrevocably submits to the non-exclusive jurisdiction of any federal or state court in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under any Pricing Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Guarantor waives, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. The Guarantor hereby designates and appoints CT Corporation System, 111 8th Avenue, New York, NY, 10011, USA (the “Process Agent”), as its authorized agent, upon whom process may be served in any such legal suit, action or proceeding, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Guarantor. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 16 and reasonably satisfactory to you. If the Process Agent shall cease to act as agent for services of process, the Guarantor shall appoint, without unreasonable delay, another such agent, and notify you of such appointment. The Guarantor represents to the Underwriters that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Guarantor hereby authorizes and directs the Process Agent to accept such service. The Guarantor further agrees that service of process upon the Process Agent and written notice of said service to such party shall be deemed in every respect effective service of process upon such party in any such legal suit, action or proceeding. Nothing herein shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

20. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties to the Pricing Agreement agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Representatives could purchase United States dollars with such other currency in New York City on the business day preceding that on which final judgment is given. The joint and several obligations of the Company and the Guarantor in respect of any sum due from either of them to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by such Underwriter of any sum adjudged to be so due in such other currency on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, each of the Company and the Guarantor jointly and severally agrees, as a separate obligation and notwithstanding any judgment, to indemnify such Underwriter against such loss.

21. The Company and the Guarantor hereby acknowledge that (i) the purchase and sale of Designated Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (ii) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Guarantor and (c) the Company and the Guarantor’s engagement of the Underwriters in connection with any offering of Designated Securities and the process leading up to any such offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Guarantor jointly and severally agree that they solely responsible for making their own judgments in connection with any offering of Designated Securities (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Guarantor on related or other matters). The Company and the Guarantor jointly and severally agree that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

ANNEX I

Pricing Agreement

Name(s) of Representatives

As Representatives of the several

Underwriters named in Schedule I hereto,

[Address of representatives]

            ,    20

Dear Sirs:

CRH America, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement Standard Provisions attached hereto, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Shelf Securities specified in Schedule II hereto (the “Designated Securities”), with the guarantee (the “Guarantees”) of CRH plc (the “Guarantor”) endorsed thereon. Each of the provisions of the Underwriting Agreement Standard Provisions dated                 , 2010 is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement Standard Provisions so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement Standard Provisions are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters’ of the Designated Securities pursuant to Section 13 of the Underwriting Agreement Standard Provisions and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

A supplement to the Prospectus relating to the Designated Securities in the form heretofore delivered to you is now proposed to be filed with the Commission.

The Applicable Time for purposes of this Pricing Agreement is         :             .m. New York time. Each “free writing prospectus” as defined in Rule 405 under the Securities Act for which each party hereto has received consent to use in accordance with Section 6 is listed in Schedule III hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement Standard Provisions incorporated herein by reference, each of the Company and the Guarantor jointly and severally agrees that the company will issue and sell the Designated Securities to the several Underwriters as hereinafter provided, and each Underwriter, on the basis of the representations and warranties contained in the Underwriting Agreement Standard Provisions, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Designated Securities set forth opposite such Underwriter’s name in Schedule I hereto at the time and place and at the purchase price set forth in Schedule II hereto plus accrued interest, if any, from the date specified in Schedule II hereto to the date of payment and delivery.

If the foregoing is in accordance with your understanding, please sign and return to us [One for the Issuer and the Guarantor and each of the Representatives plus one for each counsel] counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement Standard Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Guarantor for examination upon request, but without warranty on the part of the Representative as to the authority of the signers thereof.

Very truly yours,

CRH America, Inc.

By:
Name:
Title:

CRH plc

By:
Name:
Title:

Accepted as of the date hereof:

[Name(s) of Representative(s)]

By:

SCHEDULE I

Underwriter	Principal Amount of Designated Securities Purchased
[Name(s) of Representatives]
[Name(s) of other Underwriters]
Total

SI-1

SCHEDULE II

Representatives[1] :

Pricing Agreement dated:

Registration Statement No.:

Title of Securities:

Aggregate principal amount:

Price to Public:	% of the principal amount of the Designated Securities, plus accrued interest, if any, from , 20 to the Time of Delivery.

Indenture:	Indenture dated as of between the Company and as Trustee.

Trustee:

Maturity:

Interest Rate:

Interest Payment Dates:

Optional Redemption Provisions:

Sinking Fund Provisions:

Other Provisions:

Time of Delivery:

Closing Location:

Address for Notices to Underwriters:

[1]	Bookrunning Representative should be named first for purposes of Sections 8 and 13.

SII-1

SCHEDULE III

(a)	Issuer Free Writing Prospectuses:

[Final term sheet prepared in accordance with paragraph 6(a) of the Underwriting Agreement]

(b)	Underwriter Free Writing Prospectuses:

SIII-1